Exhibit 16.1

7900 Glades Road Suite 540 Boca Raton, Florida 33434 Tel. 561-886-4200 Fax. 561-886-3330 e-mail:info@sherbcpa.com Offices in New York and Florida
Certified Public Accountants

January 28, 2013

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Dear Sirs:

Intercloud Systems, Inc. (the "Company") provided to us a copy of the Company's current report on Form 8-K/A(2) (the "Form 8-K/A(2)"). We have read the Company's statements under Item 4.01 in the Form 8-K/A(2), and we agree with such statements contained therein and consent to the inclusion of this letter as Exhibit 16.1 of such Form 8-K/A(2).

Sincerely,

/s/ Sherb & Co., LLP